                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CuraGen Corporation of our report dated February 13, 1998 (February 20, 1998 as to Note 10), appearing in CuraGen Corporation's Prospectus dated March 18, 1998 included in the CuraGen Corporation Registration Statement on Form S-1.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Hartford, Connecticut
June 15, 1998